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                                                                       EXHIBIT 5

August 30, 2002

General Electric Capital Corporation
44 Old Ridgebury Road
Danbury, Connecticut  06810

CEF Equipment Holding, L.L.C.
44 Old Ridgebury Road
Danbury, Connecticut  06810

                  Re:      CEF Equipment Holding, LLC
                           Registration Statement on
                           Form S-3 August 30, 2002

Ladies and Gentlemen:

         We have acted as special counsel for CEF Equipment Holding, LLC, a Delaware limited liability company (the "Company"), in connection with the above-captioned Registration Statement (such registration statement, together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission on August 30, 2002 in connection with the registration by the Company of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates" and together with the Notes, the "Securities"). As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by either a Delaware business trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee or a Delaware limited liability company (each an "LLC") (the LLC or the Trust are sometimes referred to herein as the "Issuer") to be formed by the Company pursuant to a Limited Liability Company Agreement (each, an "LLC Agreement"). For each series, the Notes will be issued pursuant to an Indenture (the "Indenture") between the related Issuer and an indenture trustee (the "Trustee") and a Servicing Agreement (each, a "Servicing Agreement") among the related Issuer and General Electric Capital Corporation, as servicer (the "Servicer"), and the Certificates will be issued pursuant to either an LLC Agreement or a Trust Agreement. The Securities will be secured by a pool of equipment loan and lease receivables, which will be originated and transferred to the Company pursuant to the Receivables Sale Agreement (the "Sale Agreement") between the Company and General Electric Capital Corporation or certain of its affiliates, and transferred to the related Issuer pursuant to a Receivables Purchase and Sale Agreement (the "Purchase and Sale Agreement") between the related Issuer and the Company.

         In that connection, we are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed or incorporated by reference as an exhibit to the Registration Statement, the form of Sale Agreement, the form of Purchase and Sale
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Agreement, the form of Servicing Agreement, the form of Indenture (including the form of Notes included as exhibits thereto), [the form of Trust Agreement (including the form of Certificate included as an exhibit thereto and including the form of Certificate of Trust to be filed with the Delaware Secretary of State),] [the form of Limited Liability Company Agreement (including the form of Certificate included as an exhibit thereto and including the form of Certificate of Formation to be filed with the Delaware Secretary of State)], the form of Administration Agreement between the Issuer and General Electric Capital Corporation, the form of Underwriting Agreement for Notes between the Company and the various underwriters named therein (collectively, the "Operative Documents"). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

         We are also familiar with the certificate of formation of the Company and the Certificate of Incorporation of the Servicer and have examined all statutes, corporate records and other instruments that we have deemed necessary to examine for the purposes of this opinion.

         Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we are of the opinion that, with respect to the Securities of any series, when: (a) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (b) the amount, price, interest rate and other principal terms of such Securities have been fixed by or pursuant to authorization of the Managers of the Company, (c) the Operative Documents relating to such series have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (d) either the Certificate of Formation or the Certificate of Trust, as applicable, for the related Issuer has been duly executed and timely filed with the Secretary of State of Delaware, (e) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (f) such Securities have been duly executed and issued by the related Issuer and authenticated by the Trustee or the Indenture Trustee, as applicable, and sold by the Company, and (g) payment of the agreed consideration for such Securities shall have been received by the related Issuer, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement: (i) such Certificates will have been duly authorized by all necessary action of the related Issuer and will be legally issued, fully paid and nonassessable; and (ii) such Notes will have been duly authorized by all necessary action of the related Issuer and will be legally issued and binding obligations of the related Issuer and entitled to the benefits afforded by the related Indenture.

         Our opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York and the business trust laws of the State of Delaware.


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               We know that we are referred to under the heading "LEGAL
OPINIONS" in the form of Prospectus Supplement included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto.

                                        Very truly yours,

                                        /s/ Mayer, Brown, Rowe & Maw

                                        MAYER, BROWN, ROWE & MAW


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